Exhibit 8.1

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Street

Spear Tower, Suite 3300

San Francisco, CA 94105-1126

November 17, 2004

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Ladies and Gentlemen:

We have acted as counsel to Artisan Components, Inc., a Delaware corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of August 22, 2004 (the “Agreement”), by and among ARM Holdings plc, a public limited company incorporated under the laws of England and Wales (“Parent”), Salt Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent (“MergerSub”), and the Company, pursuant to which the Company shall be merged with and into MergerSub, the separate corporate existence of the Company shall cease and MergerSub shall continue as the surviving corporation (the “Merger”).

The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form F-4 (the “Registration Statement”) of Parent, which includes the Prospectus relating to the Merger (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form F-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by the Company, MergerSub and Parent in the Agreement and the Prospectus; and (iii) the delivery to us of customary representation letters by Parent, Company and MergerSub.

Based upon and subject to the foregoing, the statements of law and legal conclusions regarding the United States federal income tax consequences set forth in the sections of the Registration Statement entitled (i) “MATERIAL TAX CONSEQUENCES — Material U.S. Federal Income Tax Consequences of the Merger,” and (ii) “MATERIAL TAX CONSEQUENCES — U.S. Federal Income Tax Consequences of Owning ARM Ordinary Shares and ARM ADSs,” subject to the limitations, qualifications and assumptions set forth therein, constitute our opinion as to such tax consequences.

There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon

Artisan Components, Inc.

November 17, 2004

which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement in connection with references to this opinion and the material United States federal income tax consequences of the Merger. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation